EXHIBIT 10.16

Design Contract

March 7th, 2024

Client: Yushun Ting, Fashionista Distributor Holdings Inc.

Designer: Raffaele Iaculli

Project Title: Clothing Design

Project Description: This project shall include at least 30 styles of clothing and footwear, including unisex looks, women’s looks and men’s looks. The design concept of the collection shall be in consistence with the designated themes.

Fee: $264,000

Term:

1.	The client shall keep the designer updated about all necessary information for this project.

2.	Payment for design services are due to the freelance designer within 90 days of final delivery of the project to Fashionista Distributor Holdings Inc.

3.	In the event this design contract is cancelled by Fashionista Distributor Holdings Inc., Raffaele Iaculli will be entitled to a prorated portion of the project’s fees based on work completed prior to the contract’s cancellation.

4.	Raffaele Iaculli reserves the right to use the material produced during this project for promotional purposes as part of a freelance design portfolio.

5.	Fashionista Distributor Holdings Inc. agrees to indemnify and hold Raffaele Iaculli harmless against any and all claims, costs, and expenses, including attorney’s fees, due to materials in the design at the request of Fashionista Distributor Holdings Inc. to which Fashionista Distributor Holdings Inc. does not possess copyright permission or usage rights.

6.	This design contract shall be the sole agreement between Raffaele Iaculli and Fashionista Distributor Holdings Inc. for this project. No other agreements, verbal or written, shall be considered binding or valid upon electronic signature of this design contract by both parties.

7.	This contract shall not be modified or otherwise altered unless approved in writing by both the designer and the client.

8.	This design contract shall be governed by the laws of the State of Nevada. Any legal disputes or proceedings shall take place in the State of Nevada.

Yushun Ting	Raffaele Iaculli
Fashionista Distributor Holdings Inc.

/s/ Yushun Ting	/s/ Raffaele Iaculli